Exhibit 99.1

Revlon Reports First Quarter 2020 Results

Company Executed Aggressive Actions to Reduce Costs amid COVID-19, in Addition to Continuing to Generate Cost Reductions from Revlon 2020 Restructuring Program

New Financing Positions the Company to Emerge Stronger as Markets Reopen

NEW YORK--(BUSINESS WIRE)--May 11, 2020--Revlon, Inc. (NYSE: REV) today announced its results for the quarter ended March 31, 2020.

Quarter ended March 31, 2020 summary developments:1

  As Reported net sales were $453.0 million in the first quarter of 2020, compared to $553.2 million during the prior-year period, a decline of 18.1%. As Reported net sales include approximately $54 million of estimated negative impacts associated with COVID-19. Excluding the COVID-19 impacts, net sales on a constant currency basis declined 6.5%.
  As Reported operating loss increased to $186.2 million in the first quarter of 2020, compared to a $23.3 million operating loss during the prior-year period. The higher operating loss was driven primarily by $124.3 million of non-cash intangible impairment charges reflecting the financial impacts of COVID-19, $19.3 million of higher restructuring charges primarily related to the Revlon 2020 Restructuring Program and the lower net sales, partially offset by $43.2 million in lower selling, general and administrative expenses, driven in part by reduced brand support in response to COVID-19, as well as cost reductions associated with the Company's restructuring programs. Adjusted operating loss in the first quarter of 2020 increased by $2.2 million to $10.8 million from $8.6 million in the prior-year period.
  As Reported net loss increased to $213.9 million in the first quarter of 2020, versus a $75.1 million net loss in the prior-year period. The higher net loss was driven primarily by the $124.3 million non-cash intangible impairment charges and a $16.4 million negative foreign currency impact, partially offset by a $37.3 million improvement in the benefit from income taxes driven in part by the Company's adoption of the tax provisions under the new CARES Act.
  Adjusted EBITDA(a) in the first quarter of 2020 was $28.4 million versus $38.8 million in the prior-year period, with the decrease driven primarily by the lower net sales, partially offset by the lower SG&A expenses and improved gross profit margin.
  On May 7, 2020 the Company closed on a new $880 million term loan facility, a portion of which the Company used at closing to retire its $200 million 2019 Term Loan Facility and it also provides a source of liquidity to support the Company's plans to refinance its 5.75% Senior Notes due in February 2021. The refinancing also extended the maturity of a substantial portion of the Company's 2016 term loan and delivers new funding for the business. As of May 7, 2020, the Company had approximately $600 million in total available liquidity.

"Although our business was significantly impacted during the first quarter of 2020 by the ongoing global COVID-19 pandemic, we have taken aggressive steps to mitigate these effects and feel confident that we will emerge well positioned to continue our transformation and maintain our leadership position within the beauty category. Beauty is a resilient industry and we are already seeing signs of a return to strong sales activity in China and other markets. Elizabeth Arden, e-commerce and our personal care products, including Revlon hair color, also maintained their strength despite the global closure of key markets. For the quarter, our e-commerce business grew approximately 47% and represented over 12% of our total net sales, almost doubling the scale of our e-commerce business since Q1 2019. With a streamlined operation, lower costs and a stronger balance sheet, we are confident that Revlon will be able to weather the pandemic crisis, continue to serve our consumers and customers and drive value for all our stakeholders,” said Debbie Perelman, Revlon's President and Chief Executive Officer.

[1] The results discussed include the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain Non-Operating Items and EBITDA Exclusions (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”). Unless otherwise noted, the discussion is presented on an As Reported basis.

First Quarter 2020 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items and the EBITDA Exclusions in the case of Adjusted EBITDA, in each case as described in footnote (a).

	Three Months Ended March 31, (Unaudited)
	2020		2019		As Reported	Adjusted (*)
(USD millions, except per share data)	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$453.0	$457.2	$553.2	$553.2	(18.1)%	(17.4)%
Gross Profit	255.2	264.5	315.4	315.4	(19.1)%	(16.1)%
Gross Margin	56.3%	57.9%	57.0%	57.0%	-70bps	90bps
Operating Loss	$(186.2)	$(10.8)	$(23.3)	$(8.6)	(699.1)%	(25.6)%
Net Loss	(213.9)	(64.1)	(75.1)	(63.6)	(184.8)%	(0.8)%
Adjusted EBITDA		28.4		38.8		(26.8)%
Diluted Loss per Common Share	$(4.02)	$(1.21)	$(1.42)	$(1.20)	(183.1)%	(0.8)%

(*) Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of our non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Loss per Common Share. Q1 2020 Adjusted Net Sales include $4.2 million of excessive coupon redemption with a single U.S mass retailer.

Segment Results

The Company operates in four reporting segments: Revlon; Elizabeth Arden; Portfolio; and Fragrances:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. Revlon segment products are primarily marketed, distributed and sold in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair and nail salons, one-stop shopping beauty retailers and specialty cosmetic stores in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; and Revlon in beauty tools.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and elizabetharden.com e-commerce websites, in the U.S. and internationally, under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; American Crew in men’s grooming products (which are also sold direct-to-consumer on its americancrew.com website); CND in nail polishes, gel nail color and nail enhancements; Mitchum in anti-perspirant deodorants; and Cutex in nail care products. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in both professional salons and in large volume retailers and other retailers, primarily in the U.S.; and a hair color line under the Llongueras brand (licensed from a third party) that is sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances, as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture (which are also sold direct-to-consumer on its juicycouturebeauty.com website), Britney Spears, Elizabeth Taylor, Curve, John Varvatos, Christina Aguilera, Giorgio Beverly Hills, Ed Hardy, Charlie, Lucky Brand, Paul Sebastian, Alfred Sung, Jennifer Aniston, Mariah Carey, Halston, Geoffrey Beene and AllSaints.

	Three Months Ended March 31, (Unaudited)
	Net Sales
	As Reported		As Reported
(USD millions)	2020	2019	% Change	XFX % Change

Revlon	$181.8	$247.3	(26.5)%	(25.1)%
Elizabeth Arden	95.2	111.4	(14.5)%	(12.3)%
Portfolio	110.0	117.2	(6.1)%	(4.4)%
Fragrances	66.0	77.3	(14.6)%	(13.5)%
Total	$453.0	$553.2	(18.1)%	(16.5)%

	Three Months Ended March 31, (Unaudited)
	Segment Profit
	As Reported		As Reported
(USD millions)	2020	2019	% Change	XFX % Change

Revlon	$15.6	$25.6	(39.1)%	(36.3)%
Elizabeth Arden	4.2	1.9	121.1%	147.4%
Portfolio	7.2	4.5	60.0%	64.4%
Fragrances	1.4	6.8	(79.4)%	(77.9)%
Total	$28.4	$38.8	(26.8)%	(22.9)%

Revlon Segment

Revlon segment net sales in the first quarter of 2020 were $181.8 million, a 26.5% (or 25.1% XFX) decrease compared to the prior-year period. The segment's lower net sales were driven primarily by the global impacts associated with COVID-19, increased trade spend, and increased pipeline shipments to support in-store activity that occurred in the prior-year period.

Revlon segment profit in the first quarter of 2020 was $15.6 million, compared to $25.6 million in the prior-year period, driven primarily by the segment's lower net sales and lower gross profit margin.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the first quarter of 2020 were $95.2 million, a 14.5% (or 12.3% XFX) decrease compared to the prior-year period, driven by lower net sales of certain Elizabeth Arden-branded skin care products and color cosmetics and of certain Elizabeth Arden-branded fragrances due, in part, to the closure of department stores and travel retail outlets as a result of COVID-19, partially offset by higher net sales of Ceramide skin care products internationally.

Elizabeth Arden segment profit in the first quarter of 2020 was $4.2 million, compared to $1.9 million in the prior-year period, primarily due to the segment's higher gross profit margin and lower brand support, partially offset by the lower segment net sales.

Portfolio Segment

Portfolio segment net sales of $110.0 million in the first quarter of 2020 decreased by 6.1% (or 4.4% XFX) compared to the prior-year period, driven primarily by the segment's lower net sales of Almay and SinfulColors color cosmetics, American Crew men's grooming products and CND nail products driven, in part, by the closure of salons globally due to COVID-19, partially offset by higher net sales of Mitchum anti-perspirant deodorants and Cutex nail care products, primarily in North America.

Portfolio segment profit in the first quarter of 2020 improved to $7.2 million, compared to $4.5 million in the prior-year period, primarily as a result of lower brand support and higher gross profit margin, partially offset by the lower segment net sales.

Fragrances Segment

Fragrances segment net sales of $66.0 million in the first quarter of 2020 decreased by 14.6% (or 13.5% XFX) compared to the prior-year period, driven primarily by the impacts from COVID-19 and category declines in the U.S. mass channel.

Fragrances segment profit in the first quarter of 2020 was $1.4 million, compared to $6.8 million in the prior-year period, primarily as a result of lower segment net sales and higher brand support, partially offset by higher gross profit margin and lower distribution costs.

Geographic Net Sales

Overall, As Reported total net sales decreased by 18.1% (or 16.5% XFX), as detailed below by segment for the Company's North America and International Regions.

	Three Months Ended March 31, (Unaudited)
(USD millions)	2020 As Reported	2019 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$99.1	$133.2	(25.6)%	(25.5)%
International	82.7	114.1	(27.5)%	(24.5)%
Elizabeth Arden
North America	$21.4	$28.2	(24.1)%	(23.4)%
International	73.8	83.2	(11.3)%	(8.5)%
Portfolio
North America	$70.8	$70.1	1.0%	0.9%
International	39.2	47.1	(16.8)%	(12.3)%
Fragrances
North America	$42.2	$47.2	(10.6)%	(10.6)%
International	23.8	30.1	(20.9)%	(17.9)%
Total Net Sales	$453.0	$553.2	(18.1)%	(16.5)%

Total Net Sales Summary
North America	$233.5	$278.7	(16.2)%	(16.1)%
International	219.5	274.5	(20.0)%	(16.9)%

Revlon Segment

In North America, Revlon segment net sales of $99.1 million in the first quarter of 2020 decreased by 25.6% compared to the prior-year period, driven primarily by lower net sales of Revlon color cosmetics due to overall category declines, higher levels of promotionality, as well as lower net sales of Revlon beauty tools within the U.S. mass retail channel, partially offset by higher net sales of Revlon ColorSilk hair color products.

In International, Revlon segment net sales of $82.7 million in the first quarter of 2020 decreased by 27.5% (or 24.5% XFX) compared to the prior-year period, driven primarily by the Revlon segment's lower net sales of Revlon color cosmetics, primarily within the Company's Asia and EMEA regions, as well as lower net sales of Revlon-branded professional products due, in part, to COVID-related salon closures, and Revlon ColorSilk hair color products, primarily within the Company's EMEA region. This decrease was partially offset by higher net sales of Revlon-branded beauty tool products.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $21.4 million in the first quarter of 2020, a decrease of 24.1% (or 23.4% XFX) compared to the prior-year period, driven in large part by lower net sales of Elizabeth Arden-branded skin care and color cosmetics products, as well as Elizabeth Arden-branded fragrances due in part to store closures resulting from COVID-19 containment measures, partially offset by higher net sales of Elizabeth Arden Visible Difference skin care products.

In International, Elizabeth Arden segment net sales of $73.8 million in the first quarter of 2020 decreased by 11.3% (or 8.5% XFX) compared to the prior-year period, driven by lower net sales of certain Elizabeth Arden-branded skin care products and color cosmetics products and certain Elizabeth Arden-branded fragrances, partially offset by higher net sales of Ceramide skin care products primarily within the Company's Asia region.

Portfolio Segment

In North America, Portfolio segment net sales of $70.8 million in the first quarter of 2020 increased by 1.0% compared to the prior-year period, driven primarily by higher net sales of Mitchum anti-perspirant deodorants and higher net sales of certain local and regional brands, including Creme of Nature, and CND and Cutex nail products. This increase was partially offset by lower net sales of Almay color cosmetics and American Crew men's grooming products.

In International, Portfolio segment net sales of $39.2 million in the first quarter of 2020 decreased by 16.8% (or 12.3% XFX) compared to the prior-year period, due to lower net sales of local and regional brands and of American Crew men's grooming products and CND nail products, primarily in the Company's EMEA region. This decrease was partially offset by higher net sales of Mitchum anti-perspirant deodorants.

Fragrances Segment

In North America, Fragrances segment net sales of $42.2 million in the first quarter of 2020 decreased by 10.6% (or 10.6% XFX) compared to the prior-year period, driven primarily by lower net sales of certain licensed fragrances.

In International, Fragrances segment net sales of $23.8 million in the first quarter of 2020 decreased by 20.9% (or 17.9% XFX) compared to the prior-year period, driven primarily by the segment's lower net sales of certain licensed fragrances.

Cash Flow

Net cash used in operating activities in the first three months of 2020 was $77.6 million, compared to $28.4 million in the prior-year period. The increase in cash usage was driven primarily by lower net sales and unfavorable working capital changes. Free cash flow(a) used in the first three months of 2020 was $79.4 million, compared to $34.2 million used in the prior-year period. The increase in free cash flow usage was driven by higher operating cash flow usage, partially offset by lower capital expenditures.

Liquidity Update

As of March 31, 2020, the Company had approximately $121.0 million of available liquidity, consisting of $62.8 million of unrestricted cash and cash equivalents, as well as $34.3 million in available borrowing capacity under the Amended 2016 Revolving Credit Facility (which had $341.5 million drawn as of such date) and $30.0 million in available borrowing capacity under the Amended 2019 Senior Line of Credit (which was undrawn as of such date), less float of $6.1 million.

On May 7, 2020, the Company entered into a new 5-year $880 million senior secured term loan facility. Net proceeds of the new facility are approximately $516 million after estimated fees and expenses and the retirement of the Company's $200 million 2019 Term Loan Facility and $50 million of the Company's 5.75% Senior Notes. Proceeds of this refinancing will be used for general corporate purposes including funding working capital requirements. As of May 7, 2020, the Company had approximately $600 million of total available liquidity.

First Quarter 2020 Results Conference Call

The Company will host a conference call with members of the investment community today, May 11, 2020, at 8:30 A.M. EDT to discuss its first quarter 2020 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release
(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net sales; Adjusted operating loss/income; Adjusted net income/loss; Adjusted gross profit; Adjusted gross profit margin; Adjusted diluted loss per common share and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures. See the reconciliations of such Non-GAAP Measures to their most directly comparable GAAP measures in the accompanying financial tables, to the extent not otherwise directly reconciled in the Company’s financial results.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock-based compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q1 2020	Q1 2019
Income Adjustments to EBITDA
	(Unaudited)
Non-Operating Items:
Non-cash stock-based compensation expense	$2.4	$0.4
Restructuring and related charges	34.4	12.1
Acquisition, integration and divestiture costs	2.1	0.6
Loss on divested assets	0.8	—
Financial control remediation actions and related charges	2.1	2.0
Impairment charges	124.3	—
Excessive coupon redemption	4.2	—
COVID-19 charges	7.5	—

Adjusted net loss and adjusted diluted loss per common share exclude the after-tax impact of the Non-Operating Items from As Reported net loss.

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by/used in operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things: (i) the Company’s belief that it has taken aggressive steps to mitigate the effects of the ongoing global COVID-19 pandemic and its belief that it will emerge well positioned to continue its transformation and maintain its leadership position within the beauty category; and (ii) the Company’s belief that with a streamlined operation, lower costs and a stronger balance sheet, it will be able to weather the pandemic crisis, continue to serve our consumers and customers and drive value for all our stakeholders. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments thereto, if any, filed with the SEC during 2019 and 2020 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include: (i) difficulties, delays or the inability of the Company to successfully mitigate the effects of the ongoing global COVID-19 pandemic and emerge well positioned to continue its transformation and maintain its leadership position within the beauty category, such as due to the Company’s business experiencing greater than anticipated disruptions due to COVID-19 related uncertainty or other related factors making it more difficult to maintain relationships with employees, business partners or governmental entities and/or other unanticipated circumstances, trends or events affecting the Company’s financial performance, including decreased consumer spending in response to the COVID-19 pandemic and related conditions and restrictions, weaker than expected economic conditions due to the COVID-19 pandemic and its related restrictions and conditions continuing for periods longer than currently estimated or COVID-19 expanding into more territories than currently anticipated, or other weakness in the consumption of beauty-related products, lower than expected acceptance of the Company’s new products, adverse changes in foreign currency exchange rates, decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors and/or decreased performance by third party suppliers; and/or (ii) difficulties, delays or the inability of the Company to successfully weather the pandemic crisis, continue to serve its consumers and customers and drive value for all the Company’s stakeholders, such as due to, among other things, and/or difficulties with, delays in or the Company’s inability to generate certain reductions in its selling, general and/or administrative expenses and/or eliminate certain positions and/or changes in the timing of realizing such benefits and/or less than anticipated annualized cost reductions from the Revlon 2020 Restructuring Program and other cost reduction initiatives and/or changes in the timing of realizing such cost reductions, and/or more than expected costs to achieve the expected cost reductions. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)

Net sales	$453.0	$553.2
Cost of sales	197.8	237.8
Gross profit	255.2	315.4
Selling, general and administrative expenses	289.4	332.6
Acquisition, integration and divestiture costs	2.1	0.6
Restructuring charges and other, net	24.8	5.5
Impairment charges	124.3	—
Loss on divested assets	0.8	—
Operating loss	(186.2)	(23.3)

Other expenses:
Interest expense	48.4	47.7
Amortization of debt issuance costs	4.0	3.2
Foreign currency losses, net	16.6	0.2
Miscellaneous, net	(4.1)	1.3
Other expenses	64.9	52.4

Loss from continuing operations before income taxes	(251.1)	(75.7)
(Benefit from) provision for income taxes	(37.2)	0.1
Loss from continuing operations, net of taxes	(213.9)	(75.8)
Income from discontinued operations, net of taxes	—	0.7
Net loss	$(213.9)	$(75.1)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(5.2)	(1.3)
Amortization of pension related costs, net of tax	2.5	2.2
Other comprehensive (loss) income, net	(2.7)	0.9
Total comprehensive loss	$(216.6)	$(74.2)

Basic and Diluted earnings (loss) per common share:
Continuing operations	$(4.02)	$(1.43)
Discontinued operations	—	0.01
Net loss	$(4.02)	$(1.42)

Weighted average number of common shares outstanding:
Basic	53,167,453	52,913,388
Diluted	53,167,453	52,913,388

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	March 31,	December 31,
	2020	2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$62.8	$104.3
Trade receivables, net	326.5	423.4
Inventories	479.8	448.4
Prepaid expenses and other current assets	169.8	135.3
Total current assets	1,038.9	1,111.4
Property, plant and equipment, net	383.1	408.6
Deferred income taxes	209.3	175.1
Goodwill	573.7	673.7
Intangible assets, net	456.6	490.7
Other assets	118.0	121.1
Total assets	$2,779.6	$2,980.6

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$2.9	$2.2
Current portion of long-term debt	856.1	288.0
Accounts payable	253.3	251.8
Accrued expenses and other current liabilities	374.1	414.9
Total current liabilities	1,486.4	956.9
Long-term debt	2,405.5	2,906.2
Long-term pension and other post-retirement plan liabilities	174.9	181.2
Other long-term liabilities	148.6	157.5
Total stockholders' deficiency	(1,435.8)	(1,221.2)
Total liabilities and stockholders' deficiency	$2,779.6	$2,980.6

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net loss	$(213.9)	$(75.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36.8	47.0
Foreign currency losses from re-measurement	16.6	0.2
Amortization of debt discount	0.4	0.4
Stock-based compensation amortization	2.4	0.4
Impairment charges	124.3	—
Benefit from deferred income taxes	(37.2)	(5.6)
Amortization of debt issuance costs	4.0	3.2
Loss on divested assets	0.8	—
Pension and other post-retirement cost	1.2	2.0
Change in assets and liabilities:
Decrease in trade receivables	84.6	52.4
Increase in inventories	(42.5)	(24.0)
(Increase) decrease in prepaid expenses and other current assets	(23.3)	1.5
Increase in accounts payable	14.9	41.1
Decrease in accrued expenses and other current liabilities	(34.8)	(66.7)
Pension and other post-retirement plan contributions	(3.6)	(1.8)
Purchases of permanent displays	(7.0)	(9.7)
Other, net	(1.3)	6.3
Net cash used in operating activities	(77.6)	(28.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1.8)	(5.8)
Net cash used in investing activities	(1.8)	(5.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in short-term borrowings and overdraft	(6.4)	(17.2)
Net borrowings under the Amended 2016 Revolving Credit Facility	69.1	40.6
Repayments under the 2016 Term Loan Facility	(4.5)	(4.5)
Payment of financing costs	(0.3)	(0.9)
Tax withholdings related to net share settlements of restricted stock and RSUs	(0.4)	(1.6)
Other financing activities	(0.1)	(0.2)
Net cash provided by financing activities	57.4	16.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.3)	0.3
Net decrease in cash, cash equivalents and restricted cash	(25.3)	(17.7)
Cash, cash equivalents and restricted cash at beginning of period	104.5	87.5
Cash, cash equivalents and restricted cash at end of period	$79.2	$69.8
Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$62.9	$61.3
Income taxes, net of refunds	1.0	0.4

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)
Reconciliation to net loss:
Net loss	$(213.9)	$(75.1)
Income from discontinued operations, net of taxes	—	0.7
Loss from continuing operations, net of taxes	(213.9)	(75.8)

Interest expense, net	48.4	47.7
Amortization of debt issuance costs	4.0	3.2
Foreign currency losses, net	16.6	0.2
(Benefit from) provision for income taxes	(37.2)	0.1
Depreciation and amortization	36.8	47.0
Miscellaneous, net	(4.1)	1.3
EBITDA	$(149.4)	$23.7

Non-operating items:
Non-cash stock-based compensation expense	2.4	0.4
Restructuring and related charges	34.4	12.1
Acquisition, integration and divestiture costs	2.1	0.6
Loss on divested assets	0.8	—
Financial control remediation actions and related charges	2.1	2.0
Impairment charges	124.3	—
Excessive coupon redemption	4.2	—
COVID-19 charges	7.5	—
Adjusted EBITDA	$28.4	$38.8

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)
Segment Profit:
Revlon	$15.6	$25.6
Elizabeth Arden	4.2	1.9
Portfolio	7.2	4.5
Fragrances	1.4	6.8
Total Segment Profit/Adjusted EBITDA	$28.4	$38.8

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(251.1)	$(75.7)
Interest expense	48.4	47.7
Amortization of debt issuance costs	4.0	3.2
Foreign currency losses, net	16.6	0.2
Miscellaneous, net	(4.1)	1.3
Operating loss	(186.2)	(23.3)

Non-operating items:
Restructuring and related charges	34.4	12.1
Acquisition, integration and divestiture costs	2.1	0.6
Loss on divested assets	0.8	—
Financial control remediation actions and related charges	2.1	2.0
Impairment charge	124.3	—
Excessive coupon redemption	4.2	—
COVID-19 charges	7.5	—
Adjusted Operating loss	(10.8)	(8.6)
Non-cash stock-based compensation expense	2.4	0.4
Depreciation and amortization	36.8	47.0

Adjusted EBITDA	$28.4	$38.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)
Segment Net Sales
Revlon	$181.8	$247.3
Elizabeth Arden	95.2	111.4
Portfolio	110.0	117.2
Fragrances	66.0	77.3
Total Segment Net Sales	$453.0	$553.2

Non-operating items:
Excessive coupon redemption	4.2	—
Total Adjusted Net Sales	$457.2	$553.2

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)
Gross Profit	$255.2	$315.4
Non-operating items:
COVID-19 charges	5.1	—
Excessive coupon redemption	4.2	—
Adjusted Gross Profit	$264.5	$315.4

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED INCOME (LOSS) PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(213.9)	$(75.1)

Non-operating items (after-tax):
Restructuring and related charges	26.2	9.5
Acquisition, integration and divestiture costs	1.6	0.5
Loss on divested assets	0.6	—
Financial control remediation actions and related charges	1.6	1.5
Impairment charges	110.9	—
Excessive coupon redemption	3.2	—
COVID-19 charges	5.7	—

Adjusted net loss	$(64.1)	$(63.6)

Net loss:
Diluted loss per common share	(4.02)	(1.42)
Adjustment to diluted loss per common share	2.81	0.22
Adjusted diluted loss per common share	$(1.21)	$(1.20)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	53,167,453	52,913,388

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)

Reconciliation to net cash used in operating activities:
Net cash used in operating activities	$(77.6)	$(28.4)
Less capital expenditures	(1.8)	(5.8)

Free cash flow	$(79.4)	$(34.2)

Contacts

Investor Relations:
212-527-4040 or Eric.warren@revlon.com